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                        3 EASY WAYS TO VOTE                                           METROPOLITAN SERIES FUND, INC.

                                                                                           JANUS GROWTH PORTFOLIO

                                                                             501 Boylston Street, Boston, Massachusetts 02116

1.  Return this voting instruction form using the enclosed                            VOTING INSTRUCTION FORM FOR THE
    postage-paid envelope.                                                             Special Meeting of Shareholders
2.  Automated Touch Tone Voting:  Follow the instructions                                 April 25, 2003, 2:00 p.m.
     on the instruction slip.
3.  Vote by Internet:  Follow the instructions on the
     instruction slip.


***  CONTROL NUMBER:                           ***
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JANUS GROWTH PORTFOLIO

     The undersigned hereby instructs [insert name of insurance company that issued the variable insurance contract or policy] (the "Company") to vote the shares of the Janus Growth Portfolio (the "Portfolio"), a series of the Metropolitan Series Fund, Inc. (the "Fund"), as to which the undersigned is entitled to give instructions at the Special Meeting of Shareholders of the Portfolio to be held at the offices of MetLife Advisers, LLC, 501 Boylston Street, Boston, Massachusetts 02116, at 2:00 p.m. Eastern Time on April 25, 2003 and at any adjournments thereof.

     The Company and the Board of Directors of the Fund solicit your voting instructions and recommend that you instruct us to vote "FOR" the Proposal. The Company will vote the appropriate number of Portfolio shares pursuant to the instruction given. If no instruction is set forth on a returned form as to the Proposal, the Company will vote FOR the Proposal.



                                  Date ________________, 2003



                                        PLEASE SIGN IN BOX BELOW




                    Signature - Please sign exactly as your name appears at left. Joint owners each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.


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                 Please fold and detach card at perforation before mailing.







                    TO VOTE FOR, AGAINST OR ABSTAIN FROM VOTING ON THE PROPOSAL, CHECK THE APPROPRIATE BOX BELOW.

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                                                                                  FOR               AGAINST             ABSTAIN
To approve or disapprove the Agreement and Plan of Reorganization with respect to the acquisition of the Janus Growth Portfolio by the Janus
Aggressive Growth Portfolio, a series of Met Investors Series Trust.

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